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                                                                   Exhibit 10.44

                       COLLABORATIVE RESEARCH AND LICENSE

                                    AGREEMENT


                                     BETWEEN

                         THE PHARMACIA & UPJOHN COMPANY

                                       AND

                         AURORA BIOSCIENCES CORPORATION

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                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT


THIS AGREEMENT is entered into as of the Effective Date by and between THE PHARMACIA & UPJOHN COMPANY, a company organized and existing under the laws of the State of Delaware and having offices at 95 Corporate Drive, Bridgewater, New Jersey, 08807-0995 ("P&U"), and AURORA BIOSCIENCES CORPORATION, a Delaware corporation having offices at 11010 Torreyana Road, San Diego, California 92121 ("Aurora").

                                    RECITALS

WHEREAS, Aurora has expertise in the development of screening systems and screening biologies/chemistries used therein; and

WHEREAS, Aurora has the scientific expertise and capacity to undertake the alliance activities described below; and

WHEREAS, P&U desires screen development and screening services and has the capability to undertake screening and development of drug products for the prevention and treatment of human diseases and disorders.

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants, representations and agreements set forth below, the parties agree as follows:

1.       DEFINITIONS

As used herein, the following terms shall have the following meanings:

"Affiliate" means any corporation, association or other entity, which directly or indirectly controls, is controlled by or is under common control with the party in question. As used herein, the term control shall mean direct or indirect beneficial ownership of more than *** of the voting or income interest in such corporation or other business entity.

"Agreement" means this agreement, together with all appendices, exhibits and schedules hereto, and as the same may be amended or supplemented from time to time hereafter by a written agreement duly executed by authorized representatives of each party hereto.

"Aurora Copyrights" means all copyrights throughout the world Controlled by Aurora.

"Aurora Patent Rights" means the Patent Rights Controlled by Aurora described in
Exhibit 2 attached hereto.

"Aurora Reporter" means any of the reporters described in Exhibit 1.2 attached hereto.

"Aurora Screen Development Resource" shall have the meaning set forth in Section 2.2.1.

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"Aurora Screening Program" shall have the meaning set forth in Section 2.1.5.

"Aurora Technology" means Technology Controlled by Aurora necessary for Aurora Reporters.

"Collaborative Period" means the period during which the parties are developing Collaborative Screens and ending on the first anniversary of the Effective Date unless extended by mutual agreement or concluded earlier in accordance with
Section 9.

"Collaborative Screen" means ***.

"Collaborative Screen Program or CSP" shall have the meanings set forth in
Section 2.1.

"Compound" means ***.

"Compound Supply" shall have the meaning set forth in Section 2.1.6.

"Confidential Information" means all confidential information, data, and materials received by either party from the other party pursuant to this Agreement, which if in writing is marked confidential, and all information, data, and materials developed pursuant to this Agreement which if in writing is marked confidential, including, without limitation, Technology of each party, subject to the exceptions set forth in Section 6.1.3.

"Control" or "Controlled" means, with respect to intellectual property, possession by a party of the ability to grant a license or sublicense in accordance with the terms of this Agreement, and without violating the terms of any agreement by such party with any Third Party that is in effect on the Effective Date.

"Copyrights" means rights that protect expression in a tangible form, such as the U.S. Copyright Laws.

"CSP Steering Committee" shall have the meaning set forth in Section 2.1.1.

"CSP Work Plan" shall have the meaning set forth in Section 2.1.3.

"Derivative" means ***.


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"Development Compound" means ***.

"Effective Date" means the date that this Agreement is signed by the last party to sign below.

"FDA" shall mean the United States Food and Drug Administration, or any successor agency having regulatory jurisdiction over the manufacture, distribution and sale of drugs in the United States or equivalent in any other jurisdiction.

"Hit" means ***.

"IND" means the first to occur of the following: (i) the filing with and acceptance by the FDA of an Investigational New Drug application; or (ii) any corresponding application filed in any country other than the United States; or
(iii) the first administration of a Development Compound into a human subject.

"Internal Research" means ***.

"Invention" means any new and useful process, machine, manufacture, or composition of matter, or improvement thereto, whether or not patentable.

"Know-How" means information and data which is not generally known to the public, comprising: designs, concepts, algorithms, formulae, software, techniques, practices, processes, methods, knowledge, skill, experience, expertise and technical information.

"Licensee" means a Third Party to whom P&U or its Affiliates grants a license, sublicense or other right to manufacture, use, sell, offer for sale, distribute and/or import one or more Products or Development Compounds.

"Licensor" means a Third Party that grants P&U or its Affiliates a license, sublicense or other right to manufacture, use, sell, offer for sale, distribute and/or import one or more Products or Development Compounds.


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"Manufacturing Cost" means the cost to Aurora and its Affiliates of raw materials, energy, labor (salary and benefits) and reasonable *** in accordance with generally accepted accounting methods consistently applied. If an item is manufactured in whole or in part by a Third Party, the costs to be taken into account shall be the amount paid to such Third Party plus any costs for raw materials, energy, labor (salary and benefits) and reasonable overhead charges that are incurred by Aurora in completing the manufacture and delivery.

"Materials" means any ***.

"NDA" means a new drug application or product license application, as appropriate in the United States or a foreign equivalent in a foreign country.

"Net Sales" shall mean, with respect to Product(s), the gross amount invoiced to customers for all Product(s) sold less the following items:

         i) trade, quantity and cash discounts or rebates actually allowed;
         ii) credits, rebates, charge-back rebates, reimbursements or similar payments granted or given to wholesalers and other distributors, buying groups, health care insurance carriers, governmental agencies and other institutions, and payments or rebates granted or given in connection with government sponsored health insurance programs but only to the extent actually allowed;
         iii) credits or allowances for rejection or return of Products previously sold;
         iv) any tax, tariff, duty or other governmental charge (other than an income tax) levied on the sale, transportation or delivery of a Product that is borne by the seller thereof and deducted from sales under generally accepted accounting principles;
         v)       ***distribution allowance; and
         vi)      bad debt expense.

Such amounts shall be determined from the books and records of P&U maintained in accordance with generally accepted accounting principles ("GAAP") consistently applied.

"Patent Rights" means all U.S. or foreign (including regional authorities such as the European Patent Office) regular or provisional patent applications, including any continuation, continuation-in-part, or division thereof or any substitute application therefor or equivalent thereof, and any patent issuing thereon, including any reissue, reexamination or extension thereof and any confirmation patent or registration patent or patent of additions based on any such patent, containing one or more claims to an Invention (and in the case of an issued patent, containing one or more Valid Claims), and for which a party hereto owns or Controls, individually or jointly, any title thereto or rights thereunder.



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"Phase III Clinical Trial" means that portion of a clinical development program which provides for the testing of a Development Compound designed to assess the safety and efficacy of such a product on a sufficient number of human patients to support an NDA.

"Product" means ***.

"P&U Copyrights" means all copyrights throughout the world Controlled by P&U.

"P&U Patent Rights" means Patent Rights Controlled by P&U.

"P&U Target" shall have the meaning set forth in Section 2.1.1.

"P&U Technology" means Technology Controlled by P&U.

"Royalty Term" means, in the case of any Product and as to any country, the period of time commencing on the first commercial sale for use or consumption of such Product in such country and ***: (i) the date that ***, or the Licensors or Licensees covering the manufacture, use or sale of such ***, or (ii) the ***after the date of such first commercial sale for use or consumption of such Product in such country.

"Screening Party" means a Third Party with a written contract with P&U to perform screening services using test chemicals or chemical libraries owned by such Third Party that are not otherwise accessible to P&U or Aurora.

"Selection Procedure" of ***set forth in Section ***.

"Technology" means Materials and Know-How.

"Term" means the period beginning on the Effective Date and terminating in accordance with this Agreement, as set forth in Section 9.

"Third Party" means any entity other than Aurora or P&U.

"Tracking Record" shall have the meaning set forth in Section 4.4.2.

"Validation" shall have the meaning set forth in Section 2.1.4.

"Validation Criteria" shall mean the parameters, standards, and results established by the CSP Steering Committee for each Collaborative Screen.

"Valid Claim" means: (a) an issued claim under an issued patent within the Patent Rights, which has not (i) expired or been canceled, (ii) been declared invalid by an unreversed and unappealable decision of a court or other appropriate body of competent jurisdiction, (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, and/or (iv) been abandoned; or (b) a claim included in a pending patent application within the Patent Rights


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that is being actively prosecuted in accordance with this Agreement and which has not been (v) canceled, (vi) withdrawn from consideration, (vii) finally determined to be unallowable by the applicable governmental authority for whatever reason (and from which no appeal is or can be taken), or (viii) abandoned.


2.       COLLABORATIVE SCREEN PROGRAM

         2.1.     COLLABORATIVE SCREEN PROGRAM.
         For a period of ***following the Effective Date, the parties will collaborate in the development and validation of Collaborative Screens as part of a development program (the "Collaborative Screen Program or CSP"). P&U and Aurora will collaborate to develop Collaborative Screens at Aurora for high throughput screening during the Collaborative Period.

                  2.1.1. CSP STEERING COMMITTEES. No later than *** after the Effective Date, the parties shall establish a CSP Steering Committee (the "CSP Steering Committee"). The mission of the CSP Steering Committee is to manage the experimental science and all other matters of the CSP including the selection of targets for screen development at Aurora (each such target provided by P&U is a "P&U Target") as provided for under Section 2.1.2. The CSP Steering Committee shall consist of ***representatives designated by P&U and ***representatives designated by Aurora. Each representative to the CSP Steering Committee will have ***resulting in each party having exactly ***. The Executive Steering Committee (ESC) shall consist of the vice president of CNS research of P&U and vice president research Aurora. Each representative to the ESC will have *** resulting in each party having exactly ***.

                           The CSP Steering Committee will meet no later than ***after the Effective Date and at least *** per year using mutually agreed upon meeting locations and formats including tele- and video-conferencing. On an alternating basis, one party shall promptly prepare and deliver to the members of the CSP Steering Committee minutes in respect thereof, for review and approval of both parties. Decisions in the CSP Steering Committee will be made by unanimous vote, at a meeting where all ***voting representatives are present. Issues that do not reach unanimous agreement within the CSP Steering Committee and remain unresolved will be forwarded to the ESC within ***working days. The ESC will meet as soon as possible and resolve the disagreement no later than ***days from the date of receiving notice from the CSP Steering Committee of the dispute. Decisions in the ESC will be made by unanimous vote, at a meeting where both voting representatives are present. The absence of a unanimous decision by the ESC, all scientific matters regarding a CSP Work Plan (defined below), including those

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                           relating to nomination or priority of molecular
                           targets for screen development or screening at Aurora but not contract matters shall be decided by the ESC representative from P&U.

                  2.1.2. SCREEN SELECTION. Attached as Exhibit A is a list of ***P&U Targets for Collaborative Screen development. Additional potential P&U Targets may be presented by P&U to Aurora during the Collaboration Period.

                           The ***and those subsequently proposed in writing by P&U ***that P&U reasonably believes to be amenable for development for a high throughput screen using Aurora Technology. Aurora may reasonably request further information regarding the ***. Within ***days of first receiving such information, Aurora shall notify P&U in writing in the event that Aurora reasonably believes that the development of a Collaborative Screen ***is not consistent with Aurora's Third Party obligations or if Aurora believes that the development of a *** not reasonably be scientifically ***feasible based on available information and that information provided by P&U. If Aurora *** proposed by P&U, Aurora will provide P&U with reasons for declining to work on the proposed target, to the extent that Aurora does not have to reveal confidential information of a Third Party, waive attorney client privilege ***. Consequently, ***Aurora may not have to provide ***.

                  2.1.3.   SCREEN DEVELOPMENT.

                           2.1.3.1 CSP WORK PLAN. The CSP Steering Committee will coordinate the preparation of a work plan (a "CSP Work Plan"), which shall set forth the respective responsibilities of the parties for the development of each Collaborative Screen, and which must be approved by the CSP Steering Committee. Each such CSP Work Plan will also contain a description of the specific deliverables and documentation to be produced, the Aurora Technology to be used, the dates by which such activities are expected to be accomplished by the parties, and *** for each Collaborative Screen.



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                           2.1.3.2 ***. The CSP Steering Committee will *** CSP
                           Work Plan, and the design and approval of ***) for each Collaborative Screen within a time frame set by the CSP Steering Committee that can satisfy the objectives of the CSP Steering Committee and the parties. Promptly following the approval of each CSP Work Plan, the parties will use reasonable efforts to commence their respective duties under the CSP Work Plan for the development of the applicable Collaborative Screen. All work under a CSP Work Plan shall be performed in accordance with the provisions of this Agreement, and each party will *** to complete its obligations under the CSP Work Plan as expeditiously as practicable.

                  2.1.4. ***COLLABORATIVE SCREENS. When Aurora ***the ***, a written report describing the Collaborative Screen and the data demonstrating compliance with the CSP Work Plan including the Validation Criteria shall be provided by Aurora to the CSP Steering Committee. The CSP Steering Committee will *** according *** ("Validation") or ***the additional work, if any, ***. Within ***of such ***a Collaborative Screen developed by Aurora and subject to the availability of equipment, Aurora will ***accordance with Section ***, and ***of initiating such ***, and when so directed in writing by P&U and consistent with Aurora's Third Party obligations, ***.

                  2.1.5 ***AURORA. During the Collaborative Period, P&U***Collaborative Screens ***pursuant to Section ***. The Collaborative Screens *** Aurora shall be indicated in the corresponding CSP Work Plans. For each Collaborative Screen developed pursuant to a CSP Work Plan of Section 2.1.3, ***, Aurora will use reasonable efforts ***pursuant to Section ***. Aurora shall, with regard to each Collaborative Screen, *** determined by the CSP Steering Committee and *** CSP Steering Committee (such ***in each Collaborative Screen ***an "Aurora ***"), ***the ***, will be subject to the availability of appropriate equipment and the feasibility of performing such Collaborative Screen on that equipment. During the Collaborative Period, Aurora will use reasonable efforts to provide P&U with ***. P&U may request that ***Aurora using a ***Collaborative Screen and Aurora will use reasonable efforts provide *** to P&U which is dependent on the ***to be used to generate any ***additional ***as provided for in Section *** The ***for any given ***Screen will be ***.


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                  2.1.6    ***. P&U shall, at its expense, supply Aurora with
                           ***by P&U ***. In the event that P&U desires to have *** a *** (including a ***) owned, accessed or Controlled by Aurora, the parties agree to negotiate in good faith the terms and conditions under which ***. Any ***an Aurora ***will be provided in ***in a standard ***with ***. The *** for each ***in writing in the CSP Work Plan. Aurora agrees not *** to any Third Party or to use it for any purpose other than developing ***. Aurora will ***upon written notice by P&U.

         2.2      AURORA SCREEN DEVELOPMENT RESOURCE, TECHNOLOGY ACCESS AND
                  PAYMENTS.
                  Aurora will provide access to Aurora Technology, Aurora Reporters, Aurora Patent Rights, and the Aurora Screen Development Resource at Aurora to P&U as follows:

                  2.2.1    AURORA SCREEN DEVELOPMENT RESOURCE.
                           During the Collaborative Period, upon payment by P&U of ***provided for in Section ***, Aurora will commit the ***full-time Aurora personnel each of whom shall spend *** (the "Aurora Screen Development Resource") and who will use reasonable efforts to develop ***.



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                  2.2.2.   PAYMENTS FOR TECHNOLOGY ACCESS AND SUPPORT OF THE
                           SCREEN DEVELOPMENT RESOURCE.
                           As ***for use of the Aurora Screen Development Resource under Section 2.2.1 and access and ***Aurora Technology to use Collaborative Screens ***Section ***, P&U shall pay ***. Such amount shall be payable within ***of the ***.

                  2.2.3.   PAYMENTS ***AURORA.
                           As ***for the ***during the Collaborative Period pursuant ***, P&U will pay Aurora a non-refundable payment *** *** *** the *** paid within ***and the ***of the Effective Date. For *** in ***, P&U will pay Aurora, in advance, ***, ***, P&U will pay Aurora in advance*** and, for ***, P&U will pay Aurora, in advance, ***. Such payments will be *** related to
                           ***.

         2.3      MILESTONES AND ROYALTIES.
                  In addition to such payments as are made by P&U to Aurora pursuant to Section 2.2.2 and 2.2.3 hereof, the following payments shall be made to Aurora for each Collaborative
                  Screen:

                  2.3.1 MILESTONES. When ***following milestones, P&U will *** and within ***of such ***, P&U will pay Aurora the amount corresponding to such milestone. For each Collaborative Screen, P&U *** milestone *** of ***that ***the following milestones***of milestones will be paid ***.


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

                  Milestone                    Amount ($US)
                  ---------                    ------------
                  ***


                  2.3.2. ROYALTIES. With respect to each Product, P&U shall pay a royalty on *** of such Product during the Royalty Term for such Product. The royalty applicable is the product of the worldwide ***summed from each applicable country multiplied by the royalty rate of ***for each applicable quarter.

         2.4      SUPPLY ***.
                  So long as P&U has made payments in accordance with Section
                  2.2. and 2.3 as applicable, at P&U's written request, Aurora will use reasonable efforts to supply within *** after receipt of a written purchase order therefor, ***use of ***Aurora as provided for in Section ***. P&U will be charged for all supplies so delivered at Aurora's Manufacturing Cost ***. P&U will pay for ***.

                  ***.




2.6.     DEVELOPMENT OF PRODUCTS.
         P&U will be responsible for all pre-clinical and clinical development, including all regulatory filings, of Hits and Development Compounds arising out of this Agreement at no expense to Aurora. P&U shall use reasonable efforts, consistent with commercial business practices, to conduct the activities associated with the development of any Development Compound, all regulatory activities relating to the manufacture, use or sale of any Development Compound or Product, and the commercialization and marketing of any Product in any ***.

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3.       INTELLECTUAL PROPERTY RIGHTS

         3.1      GRANT OF RIGHTS FROM AURORA TO P&U.

                  3.1.1. LICENSE TO COLLABORATIVE SCREENS DEVELOPED BY AURORA. Aurora, upon payment under Section 2.2, grants to P&U
                           ***.

                  3.1.2 Except as expressly licensed in Section 3.1.1 P&U covenants not to use the Aurora Patent Rights, Aurora Reporters and Aurora Technology.


                  3.1.3    ***








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                           ***.

         3.2.     GRANT OF RIGHTS FROM P&U TO AURORA.

                  P&U grants to Aurora a ***.
















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         3.3.     OWNERSHIP OF INTELLECTUAL PROPERTY AND PROPERTY.


                  3.3.1. TRANSFER OF RIGHTS. All rights not expressly licensed or assigned by P&U are retained by P&U. All rights not expressly licensed or assigned by Aurora are retained by Aurora. Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to convey or transfer ownership by one party to the other of any rights, title or interest in any Confidential Information, Technology, copyrights or Patent Rights owned or Controlled by a party. Except as expressly provided for in this Agreement, nothing in this Agreement shall be construed as a license or sublicense by one party to the other of any rights in any Technology, copyrights, or Patent Rights owned or Controlled by a party.

                  3.3.2. P&U INVENTIONS. P&U shall own all Inventions and other Technology made solely by its employees and agents, and all patent applications and patents claiming such Inventions and other Technology. If P&U has a license pursuant to Sections 3.1.1 or 3.1.2, Aurora shall own such Inventions and other Technology that consists of improvements relating to an Aurora Reporter or Aurora Technology and P&U will assign the same to Aurora.

                  3.3.3 AURORA INVENTIONS. Aurora shall own all Inventions and other Technology made solely by its employees and agents, and all patent applications and patents claiming such Inventions and other Technology, provided, however, that P&U will own all Inventions and other Technology for P&U's Compounds (including Hits, Derivatives, and Development Compounds from the Compound Supply) and uses thereof conceived by Aurora in performance of this Agreement and Aurora will assign the same to P&U.

                  3.3.4. JOINT INVENTIONS. During the period from the Effective Date to three (3) years thereafter, all Inventions and other Technology conceived jointly by employees or agents of P&U and employees or agents of Aurora shall be owned by Aurora and P&U; provided, however, that if a) P&U has a license pursuant to Sections 3.1.1 or 3.1.2, Aurora will solely own such Inventions and other Technology that consist of improvements relating to an Aurora Reporter or Aurora Technology and P&U will assign the same to Aurora and
                           b) P&U will solely own all Inventions and other Technology relating to P&U's Compounds and therapeutic uses thereof conceived by Aurora in performance of this Agreement and Aurora will assign the same to P&U.


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                  3.3.5    OTHER INVENTIONS. Any Inventions not included in
                           Sections ***be owned by their inventors.

                  3.3.6. INVENTORSHIP AND ASSIGNMENT. Inventorship of patentable inventions shall be determined by U.S. patent law. P&U and Aurora agree to execute all documentation necessary to perfect all assignments of Inventions, Technology and Patent Rights.


4.       PAYMENTS OF ROYALTIES, ACCOUNTING FOR ROYALTIES AND RECORDS.

         4.1.     PAYMENT AND REPORTING.
         The royalties due under Article 2 and as follows in this Article 4, shall be paid within ***after the end of each calendar quarter period in which such royalties are earned during the Royalty Term for each Product. With each such quarterly payment, P&U shall furnish Aurora a royalty statement setting forth on a country-by-country basis the relevant sales information, including the total number of units of each such Product sold and other information employed to calculate ***for such Product.

         4.2.     CURRENCY OF PAYMENT.
         All payments to be made under this Agreement, including the royalties payable to Aurora by P&U, shall be paid in U.S. dollars by wire transfer or other mutually acceptable means to a bank account designated by Aurora. Translation of sales recorded in local currencies to U.S. dollars will be performed in a manner consistent with P&U's normal practices used to prepare its audited financial statements for internal and external reporting purposes, which uses a widely accepted source of published exchange rate.

         4.3.     TAXES WITHHELD.
         Any income or other tax that P&U or any of its Affiliates, Licensees or Licensors is required by a government agency to withhold and pay on behalf of Aurora with respect to the royalties payable under this Agreement shall be deducted from and offset against said royalties prior to remittance to Aurora; provided, however, that in regard to any tax so deducted, P&U shall give or cause to be given to Aurora such assistance as may reasonably be necessary to enable Aurora to claim exemption therefrom or credit therefor, and in each case shall furnish Aurora proper evidence of the taxes paid on Aurora's behalf.

         4.4.     RECORDS.

                  4.4.1. ***ROYALTY CALCULATIONS. During the Royalty Term and for ***from the date of each payment of royalties, P&U shall keep complete and accurate records of sales and all other information necessary to calculate ***of each Product in sufficient detail to allow the accrued royalties to be determined accurately in accordance with GAAP. Aurora, with reasonable written notice to P&U, shall have the right to cause Aurora's



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                           nationally recognized independent, certified public
                           accountant to audit such records at the place or places of business where such records are customarily kept in order to verify the accuracy of the reports of Net Sales and royalty payments. Such accountant shall execute a confidentiality agreement prior to entering P&U's premises, obligating such accountant to keep all information disclosed to it confidential and shall only be permitted to disclose to Aurora the extent of any discrepancy between royalty payments made by P&U hereunder and the actual royalty required to be so paid. Aurora shall bear the full cost of such audit unless such audit discloses a variance of more than *** from the amount of the royalties due under this Agreement, in which event, P&U shall bear the full cost of such audit. Aurora agrees not to disclose Confidential Information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for Aurora to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law.

                                    ***




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                           4.4.2.2.Upon ***.

         4.5.     TRADE SECRET MILESTONES AND ROYALTY.

         The parties acknowledge ***, either or both of which the parties reasonably believe will lessen the time required to bring pharmaceutical products to market and increase the efficiency of drug discovery and development processes and technologies. Additionally, the parties acknowledge that Aurora may not own or Control patent applications or patents covering the manufacture, sale, use or importation of a particular Development Compound or Product. ***.

5. INTELLECTUAL PROPERTY ENFORCEMENT AND DEFENSE OF CLAIMS

         5.1.     INTELLECTUAL PROPERTY ENFORCEMENT.
         P&U and Aurora shall have the right, but not the obligation, to bring proceedings against any Third Party for the inappropriate use, including patent infringement, of Technology or Patent Rights solely owned or Controlled by it, and at its own risk and expense. If one party brings such action such party shall be entitled to control such action, hire and retain counsel, make decisions, settle on any terms, and retain any and all awards or damages obtained in any such proceeding. At the request and expense of either party, the other party shall give the requesting party all reasonable assistance required to file and conduct any such proceeding.

         5.2. DEFENSE OF INFRINGEMENT CLAIMS FOR P&U HITS, DEVELOPMENT COMPOUNDS AND PRODUCTS.
         Aurora will cooperate with P&U, at P&U's expense, in the defense of any suit, action or proceeding against P&U and P&U's Affiliates or Aurora alleging the infringement of the intellectual property rights of a Third Party by reason of the manufacture, use or sale of a Hit, Derivative, Compound, Development Compound, Product from a Compound screened in a Collaborative Screen by P&U or Aurora. Each party shall give the other party prompt written notice of the commencement of any such suit, action, proceeding or claim of infringement. Aurora shall give P&U full and sole authority, information and assistance necessary to defend, hire counsel, make decisions or settle on any terms any such suit, action or proceeding and Aurora shall execute all documents, provide pertinent records, and take all other actions, including requiring persons within its control to give testimony, which may be reasonably required in connection with the defense or settlement of such litigation.



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                                       17

         5.3. DEFENSE OF INFRINGEMENT CLAIMS FOR AURORA TECHNOLOGY AND AURORA PATENT RIGHTS.
         P&U will cooperate with Aurora, at Aurora's expense, in the defense of any suit, action or proceeding against Aurora or P&U alleging the infringement of the intellectual property rights of a Third Party by reason of Aurora's or P&U's use of any Aurora Patent Rights and Aurora Technology licensed to P&U under this Agreement. The parties shall notify each other promptly in writing of the commencement of any such suit, action, proceeding or claim of infringement. P&U shall give to Aurora full and sole authority, information and assistance necessary to defend, hire counsel, make decisions or settle on any terms any such suit, action or proceeding and P&U shall execute all documents, provide pertinent records, and take all other actions, including requiring persons within its control to give testimony, which may be reasonably required in connection with the defense or settlement of such litigation.


6.       TREATMENT OF CONFIDENTIAL INFORMATION; PUBLICITY

         6.1.     CONFIDENTIALITY.

                  6.1.1. Subject to the terms and conditions of this Agreement, P&U and Aurora each agree that, during the term of this Agreement and for five (5) years thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all Confidential Information that is disclosed to it or to any of its Affiliates by the other party in connection with the performance of this Agreement. Neither P&U nor Aurora nor any of their respective Affiliates shall use the other party's Confidential Information except as expressly permitted in this Agreement.

                  6.1.2. P&U and Aurora each agree that any disclosure of the other's Confidential Information to any officer, employee, contractor, consultant, sublicensee or agent of the other party or of any of its Affiliates shall be made only if and to the extent necessary to carry out its responsibilities under this Agreement and to exercise the rights granted to it hereunder, shall be limited to the extent consistent with such responsibilities and rights, and shall be provided only to such persons or entities who are bound to maintain same in confidence in a like manner as the party receiving same hereunder is so required. Each party shall use reasonable efforts to take such action, and to cause its Affiliates to take such action, to preserve the confidentiality of each other's Confidential Information, which shall be the same efforts as it would customarily take to preserve the confidentiality of its own Confidential Information.

                           Either party may be required to disclose some Confidential Information of the other party in a patent application filed related to Compounds, Technology or uses thereof. The disclosing party shall limit this type of


*** Confidential Treated Requested
                           information to the minimum necessary and the disclosing party shall inform the non-disclosing party of exactly what Confidential Information will be disclosed in the patent application at least two
                           (2) weeks before such application is filed.

                           Upon termination of this Agreement, each party, upon the other's request, will return all the Confidential Information received from the other party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request of the other party. 6.1.3.

                           Confidential Information shall not include any information, which the receiving party can prove by competent evidence:

                           i) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

                           ii) is known by the receiving party at the time of receiving such information, as evidenced by its records;

                           iii) is hereafter furnished to the receiving party without restriction as to disclosure or use by a Third Party lawfully entitled to so furnish same;

                           iv) is independently developed by the employees, agents or contractors of the receiving party without the aid, application or use of the disclosing party's Confidential Information; or

                           v) is the subject of a written permission to disclose provided by the disclosing party; or

                           vi) is provided by the disclosing party to a Third Party without restriction as to confidentiality.

                           A party may also disclose Confidential Information of the other where required to do so by law or legal process, provided that, in such event, the party required to so disclose shall give maximum practical advance written notice of same to the other party and will cooperate with the other party's efforts to seek, at the request and expense of the other party, all confidential treatment and protection for such disclosure as is permitted by applicable law.

                           The parties agree that the material financial terms of this Agreement will be considered Confidential Information of both parties. Notwithstanding the foregoing, either party may disclose such terms in legal proceedings or as are required to be disclosed in its financial statements, by law, or under strictures of confidentiality to bona fide potential sublicensees.


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                                       19
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                           Either party shall have the further right to disclose
                           the material financial terms of this Agreement under strictures of confidentiality to any potential acquirer, merger partner, bank, venture capital firm, or other financial institution to obtain financing.

                           The parties agree that information developed pursuant to the methods and use of a Collaborative Screen will be considered Confidential Information of both parties and shall be subject to the confidentiality requirements of this Section 6.1. Notwithstanding the foregoing, either party may disclose and use information developed pursuant to the methods and use of a Collaborative Screen that is not specific to a target proposed by P&U for screen development and screening under strictures of confidentiality to bona fide sublicensees.

         6.2.     PUBLICATION OF RESULTS.
         Subject to Section 6.1 hereof, results and data obtained by either party in the course of a Collaborative Screen Program through use of an Aurora Reporter may be submitted for publication by P&U in accordance with P&U's customary practices, provided, however, that P&U shall credit Aurora in such publication as the developer and/or provider of the technology that produced, in part, the published results or data. P&U shall send a copy of the proposed publication and shall allow Aurora ***from the date of receipt in which to determine whether such publication contains subject matter for which patent protection should be sought prior to disclosure, or otherwise contains Aurora Confidential Information. If no answer is received from Aurora within ***of receipt of the proposed publication, P&U shall be free to submit such proposed publication.

         6.3.     PUBLICITY.
         Except as required by law and as provided in this Article 6, neither party may make any public announcement or otherwise disclose the terms of this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.



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                                       20

7.       PATENT PROSECUTION AND COPYRIGHTS

         7.1.     PATENTS.
         The control and expense of the filing, prosecution (including an opposition or interference) and maintenance of patents and patent applications claiming Inventions will be the sole responsibility of the party filing the patent application and the party not filing the patent application will cooperate in such filing, prosecution and maintenance of the validity of such patent position. P&U and Aurora will cooperate in the filing, prosecution and maintenance of jointly owned patents and patent applications claiming inventions conceived or made pursuant to activities under Article 2, and share equally in the expenses incurred thereto.

         7.2.     COPYRIGHTS.
         The parties agree to treat and handle, to the maximum practical extent, any copyrights owned or Controlled by a party in the same manner as Patent Rights owned or Controlled by such party.


8.       WARRANTIES AND INDEMNIFICATION

         8.1.     MUTUAL REPRESENTATIONS AND WARRANTIES.
         The parties make the following representations and warranties to each other:

                  8.1.1. CORPORATE POWER. Each party hereby represents and warrants that such party (a) is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (b) has the requisite power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under the Agreement.

                  8.1.2. DUE AUTHORIZATION. Each party hereby represents and warrants that such party (a) has the requisite power and authority and the legal right to enter into the Agreement and to perform its obligations hereunder; and (b) has taken all necessary action on its part to authorize the execution and delivery of the Agreement and to authorize the performance of its obligations hereunder and the grant of rights extended by it hereunder.



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                                       21

                  8.1.3. BINDING AGREEMENT. Each party hereby represents and warrants to the other that (a) this Agreement has been duly executed and delivered on its behalf and is a legal and valid obligation binding upon it and is enforceable in accordance with its terms; (b) the execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it; and (c) all necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by it in connection with the Agreement have been obtained.

                  8.1.4.   ***.

         8.2.     WARRANTIES AND AURORA TECHNOLOGY.
         Aurora represents and warrants to P&U as of the Effective Date the following:

                  8.2.1. To the best knowledge of Aurora: (a) Aurora has the lawful right to license (or sublicense as the case maybe) to P&U in accordance with this Agreement Aurora Patent Rights, Aurora Technology and Aurora Copyrights; (b) the licensed Patent Rights were properly filed and prosecuted; and (c) no Third Party suits exist, to which licensed Patent Rights and Copyrights are subject.

                  8.2.2. Except as set forth in Section 8.2.1 above, Aurora (including its officers, employees and agents) expressly disclaims any representations and warranties, whether express or implied, relating to Aurora Patent Rights, Aurora Copyrights and Aurora Technology. Aurora further disclaims i) any express or implied warranty of merchantability or fitness for a particular purpose of Aurora Technology, Aurora Copyrights and Aurora Patent Rights, ii) any express or implied warranty that the practice of Aurora Copyrights, Aurora Technology or Aurora Patent Rights will not infringe a patent, copyright, trademark or other right of a Third Party, and iii) any express or implied warranty regarding the patentability of any Aurora Technology, including Aurora Technology claimed in patent applications as part of Aurora Patent Rights.


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                                       22

         8.3.     AURORA INDEMNIFICATION.
         Aurora hereby agrees to indemnify, defend ***.

         8.4.     WARRANTIES AND P&U TECHNOLOGY.
         P&U warrants to Aurora as of the Effective Date the following:

                  8.4.1.   To the best knowledge of P&U as of the Effective
                           Date: (a) P&U has the lawful right to license to Aurora in accordance with this Agreement P&U Patent Rights and P&U Technology; (b) the P&U Patent Rights were properly filed and prosecuted; and (c) no Third Party suit exists relating to P&U Patent Rights, and P&U Copyrights.

                  8.4.2. Except as set forth in Section 8.4.1 above, P&U (including its officers, employees and agents) expressly disclaim any representations and warranties, whether express or implied, relating to P&U Patent Rights, P&U Copyrights and P&U Technology. P&U further disclaims: i) any express or implied warranty of merchantability or fitness for a particular purpose of P&U Technology or P&U Patent Rights; ii) practice of P&U Copyrights, P&U Technology or P&U Patent Rights will not infringe a patent, copyright, trademark or other right of a Third Party; and iii) the patentability of any P&U Technology, including P&U Technology claimed in patent applications as part of P&U Patent Rights.





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                                       23

         8.5.     P&U INDEMNIFICATION.
         P&U hereby agrees to indemnify, ***.

         ***.


9.       TERM AND TERMINATION

         9.1.     TERM.
         The term of this Agreement will begin on the Effective Date and shall continue until there is no longer a royalty obligation owed by P&U to Aurora unless terminated earlier in accordance with the provisions of Sections 9.2, 9.3 or 9.4 hereof.

         9.2.     TERMINATION BY MUTUAL AGREEMENT.
         The parties may at any time terminate this Agreement, in whole or in part, by written agreement executed by both Aurora and P&U. In such event, the document effecting such termination shall specify the continuation or termination of any license rights granted hereunder, as well as any other terms agreed to by both parties.




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                                       24

         9.3.     TERMINATION FOR CAUSE.
         Either party shall have the right to terminate this Agreement at any time for a material breach of this Agreement by the other party, provided that the non-breaching party shall have given the breaching party ***written notice of the breach and intention to terminate this Agreement in the absence of a cure within ***of receipt of such notice by the breaching party. Upon termination of this Agreement for cause, all licenses and sublicenses granted in accordance with this Agreement shall be terminated and all Materials transferred in accordance with this Agreement shall be returned to the supplying party or destroyed at the discretion of such party. The non-breaching party, upon termination of this Agreement may seek actual or general damages and remedies available to it at law or in equity. NO PUNITIVE OR CONSEQUENTIAL DAMAGES MAY BE SOUGHT BY EITHER PARTY.

         9.4.     EFFECT OF EXPIRATION OR TERMINATION.
         The obligations and rights of the parties under Sections 2.3, 2.5 and
         3.3 Articles 4, 6, 9 and 10, thereof, as well as any provisions, which, by their intent or meaning are intended to so survive, shall survive termination or expiration of this Agreement. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties under Article 2 hereof shall terminate and be of no further force or effect whatsoever upon any termination of this Agreement. Upon expiration or other termination of the Agreement all licenses granted will terminate and Materials and Collaborative Screens will be destroyed or returned, at the sole discretion of the providing party, to the party providing such Materials and Collaborative Screens within sixty (60) days.


10.      MISCELLANEOUS

         10.1.    ASSIGNMENT.
         Either party may assign its rights or obligations under this Agreement in connection with the sale of all or substantially all of its assets, or may otherwise assign its rights or obligations under this Agreement with the prior written consent of the other party; provided, however, if such assignment is to an Affiliate that is wholly owned by Pharmacia & UpJohn, Inc. such consent shall not be necessary. This Agreement shall survive any merger or consolidation of either party with or into another party and no consent for any such merger, consolidation or similar reorganization shall be required hereunder. In the event of such merger, consolidation or similar reorganization or in the event of a sale of all assets, no intellectual property rights of the acquiring or acquired company shall be included in the technology licensed hereunder.

         10.2.    BINDING EFFECT.
         This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.


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                                       25

         10.3.    FORCE MAJEURE.
         Neither party shall lose any rights hereunder or be liable to the other party for damages or losses on account of failure of performance by the defaulting party if the failure is occasioned by war, fire, explosion, flood (e.g. El Nino), earthquake, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting party, provided that the party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure and thereafter takes all reasonable steps to mitigate any such delay in performance hereunder and any damages that may be incurred by the other party thereby.

         10.4.    NOTICES.
         Any notices or communications provided for in this Agreement to be made by either of the parties to the other shall be in writing, in English, and shall be made by prepaid air mail or overnight carrier with return receipt addressed to the other at its address set forth below. Any such notice or communication may also be given by hand, or facsimile to the appropriate designation. Notices shall be sent:

         If to P&U, to:    Pharmacia & Upjohn
                           95 Corporate  Drive
                           Bridgewater, NJ 08807-1265

         Facsimile number: (908) 306-4498

         Attention:        Douglas R. Morton, Ph.D., Group Vice President
                           Technology Acquisition and Skillbase Development

         If to Aurora, to: Aurora Biosciences Corporation
                           11010 Torreyana Road
                           San Diego, CA 92121

         Facsimile number: (619) 452-5723

         Attention:        Paul Grayson
                           Senior Vice President, Corporate Development

         provided that if such notice or communication relates to an amendment to this Agreement or to any notice pursuant to Article 9 hereof, a copy shall also be sent to:

         If to P&U, to:    General Counsel

         If to Aurora, to: John D. Mendlein, Ph.D., J.D.
                           General Counsel, Vice President, Intellectual
                           Property


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         Either party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by mail, facsimile or cable shall be effective upon receipt and notices given by hand shall be effective when delivered.

         10.5.    GOVERNING LAW AND JURISDICTION.
         This Agreement shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and to be performed within such state.

         10.6.    WAIVER.
         Except as specifically provided for herein, the waiver from time to time by either of the parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or any of the other of such party's rights or remedies provided in this Agreement.

         10.7.    SEVERABILITY.
         If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and the parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the parties that the basic purposes of this Agreement are to be effectuated.

         10.8.    INDEPENDENT CONTRACTORS.
         It is expressly agreed that Aurora and P&U shall be independent contractors and that the relationship between the parties shall not constitute a partnership or agency of any kind. Neither Aurora nor P&U shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written authorization of the other party to do so.

         10.9.    COUNTERPARTS.
         This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.10.   ENTIRE AGREEMENT.
         This Agreement between the parties of even date herewith sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto, and supersedes and terminates all prior agreements and understanding between the parties, with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations conditions or


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                                       27
         understandings, either oral or written, between the parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties. This Agreement shall not be strictly construed against either party hereto. Any conflict between the terms set forth in the text of this Agreement and the terms of any Exhibit hereto shall be resolved in favor of the text of this Agreement.

         10.11.   NO THIRD PARTY BENEFICIARIES.
         No third party, including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any third party.

         10.12.   CONSTRUCTION.
         The term "Article" or "Section" can refer to any single paragraph level found herein or any collection of multiple paragraphs thereunder.

         10.13.   DISPUTE RESOLUTION.
         The parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either party's rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to arbitration. The parties agree that prior to any arbitration concerning this Agreement, a member of P&U's senior management and Aurora's president will meet in person or by video-conferencing in a good faith effort to resolve any disputes concerning this Agreement. Within ***of a formal request by either party to the other, any party may, by written notice to the other, have such dispute referred to their respective officers designated or their successors, for attempted resolution by good faith negotiations, such good faith negotiations to begin within thirty (30) days after such notice is received. Any dispute arising out of or relating to this Agreement which is not resolved between the parties or the designated officers of the parties pursuant to Section 10.13 shall be resolved by final and binding arbitration conducted in *** (unless the parties mutually agree to another location) under the then current Licensing Agreement Arbitration Rules of the American Arbitration Association ("AAA"). The arbitration shall be conducted by ***arbitrators who are knowledgeable in the subject matter which is at issue in the dispute. One arbitrator is selected by P&U and one arbitrator is selected Aurora and the third arbitrator is appointed by the AAA. In conducting the arbitration, the arbitrators shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the parties must expend for discovery (and provided that the arbitrators shall permit such discovery they deem necessary to permit an equitable resolution of the dispute), ensure that the total time of the arbitration from filing to a final decision or executed settlement agreement is less than ***, and be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a preliminary injunction, a permanent injunction, specific performance or repletion of property. The arbitrators


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                                       28
         shall also be able to award actual or general damages, but shall not award any other form of damage (e.g., consequential, punitive or exemplary damages). The parties shall share equally the arbitrator's fees and expenses pending the resolution of the arbitration unless the arbitrator, pursuant to its right but not its obligations, requires the non-prevailing party to bear all or any portion of the costs of the prevailing party. The decision of the arbitrator shall be final and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction at the option of such party. Notwithstanding anything to the contrary in this Section 10.13, either party may seek immediate injunctive or other interim relief from any court of competent jurisdiction with respect to any breach of Articles 3 or 6 hereof, or otherwise to enforce and protect the patent rights, copyrights, trademarks, or other intellectual property rights owned or Controlled by such party. In addition, arbitration shall not be used to resolve disputes about patent rights. Patent right disputes including but not limited to disputes concerning patent ownership, claim language, claim scope and issues of validity shall be settled in a court of law. Any arbitration ruling that relies on an interpretation of patent rights shall have no binding effect in a court of law on any patent rights related to this Agreement, unless such patent rights have been adjudicated in a court of law. In no event shall a demand for arbitration be made after the date when the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


The Pharmacia & Upjohn Company            Aurora Biosciences Corporation

By:                                       By:
    -------------------------------           ----------------------------------
Name:    Douglas R. Morton, Ph.D.         Name:  Paul A. Grayson
Title:   Group Vice President             Title: Senior Vice President
         Technology Acquisition                  Corporate Development
         and Skillbase Development

Date:                                     Date:
     ------------------------------             --------------------------------


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                                       29

                                LIST OF EXHIBITS


***




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                                       30
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                                   EXHIBIT 1.2

                                       ***



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                                       31

                                    EXHIBIT 2

                                       ***




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                                    EXHIBIT A

***





*** Confidential Treated Requested

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